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                                                                    Exhibit 23.2



As independent public accountants of CarnaudMetalbox SA, we hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Crown Cork & Seal Company, Inc. of our report dated
March 29, 1995 relating to the consolidated financial statements of CarnaudMetalbox SA, which appear in such prospectus. We also consent to the reference to us under the headings "Experts.


November 13, 1995

/s/ Arthur Andersen LLP   /s/ M.S. Moralee             /s/ C. Chevalier
_______________________   __________________________   _________________________
Arthur Andersen LLP       Befec-Price Waterhouse
                           (formerly PS Audit)
                          By M.S. Moralee